Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2008, in Amendment No. 1 to the Registration Statement (Post-Effective Amendment No. 1 to Form S-3 on Form S-1 No. 333-141849) and related Prospectus of Vion Pharmaceuticals, Inc.
/s/ Ernst & Young LLP
Hartford, Connecticut
January 29, 2009